                                   EXHIBIT A

             EXECUTIVE OFFICERS AND DIRECTORS OF THE AUIC COMPANIES

I.   American Union Insurance Company

Directors
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Gregory M. Shepard, Chairman of the Board

Tracy M. Shepard, Director

Patrick F. Busch, Director

Merrick C. Hayes, Director

Mark A. Weaver, Director

Executive Officers
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Gregory M. Shepard, President

Tracy M. Shepard, Executive Vice President

Fred H. Backsmeier, Vice President - Underwriting

Wm. Mark Dalton, Vice President - Claims and Secretary

II.  Meridian Insurance Group Acquisition Corporation

Directors
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Gregory M. Shepard, Director

Tracy M. Shepard, Director

Executive Officers
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Gregory M. Shepard, President

Tracy M. Shepard, Executive Vice President, Secretary